Exhibit 99.1

Onyx Pharmaceuticals Reports Second Quarter 2013 Financial Results

Total Revenue More Than Doubles to $153 Million vs. Prior Year

SOUTH SAN FRANCISCO, CA — August 8, 2013 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the second quarter 2013 and provided a business update on Kyprolis® (carfilzomib) for Injection, Nexavar® (sorafenib) tablets and Stivarga® (regorafenib) tablets.

“Accelerating revenue from each of our products, coupled with strategic investment to unlock the value of Kyprolis, provides a compelling platform for the current and future growth of Onyx,” said Tony Coles, M.D., chairman and chief executive officer of Onyx. “With our Phase 3 program for Kyprolis across all lines of multiple myeloma therapy, we are committed to expanding the label globally, and we have a clear strategy to enable a filing in Europe in the second half of 2014, pending positive results from both ASPIRE and FOCUS. Important commercial, clinical, and regulatory momentum across the business continues to drive Onyx’s value creation as we become an emerging global oncology leader.”

For the second quarter of 2013, Onyx reported total revenue of $153.0 million and a non-GAAP net loss of $29.0 million, or $0.40 per diluted share. On a GAAP basis, Onyx reported a net loss of $53.2 million, or $0.73 per diluted share, for the second quarter 2013. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Revenue

Total revenue of $153.0 million for the second quarter of 2013 represented a 110% increase from total revenue of $72.7 million for the comparable period in 2012.

•                  Revenue from the Nexavar collaboration agreement with Bayer for the second quarter of 2013 was $81.8 million as compared to $72.7 million for the comparable period in 2012. The increase in revenue from collaboration was primarily due to sales growth in the United States and Asia Pacific regions as well as lower expenses.

•                  Kyprolis net sales for the second quarter of 2013 were $61.0 million, representing orders shipped to and received by customers such as physician offices and hospitals. In addition, Onyx recorded deferred revenue of $10.0 million as of June 30, 2013, representing Kyprolis inventory at distributors which had not yet shipped to physician offices and hospitals.

•                  Stivarga royalty revenue was $10.2 million for the second quarter of 2013. Onyx receives a 20% royalty on global net sales of Stivarga in jurisdictions that have received commercial marketing approval. Stivarga is a Bayer compound developed by Bayer and jointly promoted by Bayer and Onyx in the United States.

Operating Expenses

Non-GAAP cost of goods sold was $1.8 million for the second quarter of 2013. Cost of goods sold related to sales of Kyprolis is not representative of Onyx’s future expectations of cost of goods sold because certain product costs associated with Kyprolis sales in the second quarter of 2013 were charged to research and development expense in periods prior to approval on July 20, 2012. On a GAAP basis, cost of goods sold was $2.0 million for the second quarter of 2013.

Non-GAAP research and development expense was $99.4 million for the second quarter of 2013, compared to $73.6 million for the same period in 2012. Higher research and development expense between periods was primarily due to the global development of Kyprolis, particularly the ongoing Phase 3 ENDEAVOR trial, and start-up activities associated with the front-line CLARION study, as well as oprozomib development expense, which were partially offset by lower Kyprolis Phase 3 FOCUS and ASPIRE trial expense.

Kyprolis® is the brand name for carfilzomib

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in approved markets. Bayer and Onyx are jointly promoting Stivarga in the U.S.

On a GAAP basis, research and development expense was $102.8 million for the second quarter of 2013, compared to $76.4 million for the same period in 2012.

Non-GAAP selling, general and administrative expense was $78.4 million for the second quarter of 2013, compared to $40.7 million for the same period in 2012. Higher selling, general and administrative expense between periods was primarily related to the increased headcount following the hiring of the field sales force associated with the commercial launch of Kyprolis in the United States and adding select capabilities internationally. On a GAAP basis, selling, general and administrative expense was $87.5 million for the second quarter of 2013, compared to $48.9 million for the same period in 2012.

Onyx recorded amortization expense of $5.2 million for the second quarter of 2013, which reflected the amortization of its finite-lived intangible asset, which was acquired in the 2009 acquisition of Proteolix, Inc.

Cash, Cash Equivalents and Marketable Securities

On June 30, 2013, cash, cash equivalents and current and non-current marketable securities were $755.9 million, compared to $492.8 million at December 31, 2012. The increase was primarily due to net proceeds of approximately $352 million received from a public offering of 4.4 million shares of common stock, completed in January 2013, offset primarily by net operating expenses.

Six-Month Results

Total revenue was $298.5 million and $144.7 million for the six months ended June 30, 2013 and 2012, respectively. Revenue from the Nexavar collaboration agreement with Bayer was $152.1 million and $144.7 million for the six months ended June 30, 2013 and 2012, respectively. Kyprolis net sales were $125.0 million for the six months ended June 30, 2013. Stivarga royalty revenue was $19.3 million for the six months ended June 30, 2013. Non-GAAP net loss for the six months ended June 30, 2013 was $42.8 million or $0.59 per diluted share, compared to $87.1 million, or $1.36 per diluted share for the same period in 2012. For the six months ended June 30, 2013, on a GAAP basis Onyx recorded a net loss of $86.8 million, or $1.20 per diluted share, compared with a net loss of $162.3 million, or $2.54 per diluted share, for the same period in 2012.

Non-GAAP Financial Measures

This press release and the reconciliation table included herein includes the following non-GAAP financial measures: non-GAAP net income (loss), non-GAAP net income (loss) — diluted, non-GAAP net income (loss) per share, non-GAAP net income (loss) per share — diluted, non-GAAP cost of goods sold, non-GAAP research and development expense, non-GAAP selling, general and administrative expense and non-GAAP operating expenses. A description of the non-GAAP calculations and reconciliation to the comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Onyx management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. Onyx management believes the non-GAAP information is useful for investors by offering the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

Management Conference Call Today

Onyx will host a webcast and conference call with management to discuss second quarter 2013 financial results, as well as provide a general business overview, today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time).

To access a live audio webcast of the conference call, log onto the Company’s website at:

http://www.onyx.com/investors/event-calendar

To access the live conference call, dial 847-585-4405 and use the passcode 35393849#. A replay of the call will be available on the Onyx website, or by dialing 630-652-3042 and using the passcode 35393849# beginning approximately one hour after the teleconference concludes through August 22, 2013.

Kyprolis® is the brand name for carfilzomib

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in approved markets. Bayer and Onyx are jointly promoting Stivarga in the U.S.

About Onyx Pharmaceuticals, Inc.

Based in South San Francisco, California, Onyx Pharmaceuticals, Inc. is a global biopharmaceutical company engaged in the development and commercialization of innovative therapies for improving the lives of people with cancer. The Company is focused on developing novel medicines that target key molecular pathways. For more information about Onyx, visit the Company’s website at www.onyx.com. Onyx Pharmaceuticals is on Twitter. Sign up to follow our Twitter feed @OnyxPharm at http://twitter.com/OnyxPharm.

Forward-Looking Statements

This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding commercial, clinical and regulatory prospects, financial results and prospects, including accelerating revenue, future potential and prospects of our Proteasome inhibitor franchise, Stivarga royalty revenues, future cost of goods sold relating to sales of Kyprolis and our prospects for current and future growth. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar® (sorafenib) tablets, Kyprolis® (carfilzomib) for Injection and Stivarga® (regorafenib) tablets being the only approved products from which we may obtain revenue; competition; failures or delays in our clinical trials or the regulatory process; dependence on our collaborative relationship with Bayer; supply of Nexavar, Stivarga or Kyprolis; market acceptance and the rate of adoption of Nexavar, Stivarga and Kyprolis; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar, Stivarga or Kyprolis; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; and product liability risks. Reference should be made to Onyx’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Securities and Exchange Commission (the “Commission”), as updated by Onyx’s subsequent filings with the Commission, in particular our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which we expect to file on or before August 9, 2013, under the heading “Risk Factors” for a more detailed description of these and other risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Contacts:

Investors	Media
Amy Figueroa, CFA	Lori Melançon
Senior Director, Investor Relations	Senior Director, Corporate Communications
(650) 266-2398	(650) 266-2394

(See attached tables)

Kyprolis® is the brand name for carfilzomib

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in approved markets. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Revenue from collaboration agreement	$81,828	$72,704	$152,135	$144,736
Product revenue	61,037	—	125,045	—
Royalty revenue	10,161	—	19,338	—
Contract revenue from collaborations	—	—	2,000	—
Total revenue	153,026	72,704	298,518	144,736

Operating expenses:
Cost of goods sold (excludes amortization of intangible assets) (1)	2,043	—	4,011	—
Research and development (1)	102,761	76,356	194,063	157,017
Selling, general and administrative (1)	87,512	48,907	160,057	87,851
Contingent consideration expense	3,022	53,214	5,952	56,392
Intangible asset amortization	5,221	—	10,441	—
Total operating expenses	200,559	178,477	374,524	301,260
Income (loss) from operations	(47,533)	(105,773)	(76,006)	(156,524)
Investment income	558	619	1,160	1,377
Interest expense(2)	(5,712)	(5,374)	(11,338)	(10,670)
Other income (expense)	(464)	4,464	(620)	3,559
Income (loss) before provision (benefit) for income taxes	(53,151)	(106,064)	(86,804)	(162,258)
Provision (benefit) for income taxes	17	(15)	35	3
Net income (loss)	$(53,168)	$(106,049)	$(86,839)	$(162,261)

Basic and diluted net income (loss) per share (3)	$(0.73)	$(1.65)	$(1.20)	$(2.54)

Shares used in computing basic and diluted net income (loss) per share (3)	72,951	64,209	72,113	63,953

(1)  Includes employee stock-based compensation charges of:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Cost of goods sold	$236	$—	$310	$—
Research and development	3,337	2,715	5,880	4,648
Selling, general and administrative	9,120	8,180	15,173	13,044
Total employee stock-based compensation	$12,693	$10,895	$21,363	$17,692

(2) Includes $3.2 million and $6.3 million imputed interest expense recorded for the three months and six months ended June 30, 2013, respectively, and $2.8 million and $5.6 million for the same periods in the prior year, related to the convertible senior notes due 2016.

(3) Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the three and six months ended June 30, 2013 and 2012 because their effect would be anti-dilutive.

Kyprolis® is the brand name for carfilzomib

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in approved markets. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

(i) Net income
Net income (loss) - GAAP	$(53,168)	$(106,049)	$(86,839)	$(162,261)
Non-GAAP adjustments:
Contingent consideration expense (a)	3,022	53,214	5,952	56,392
Employee stock-based compensation (b)	12,693	10,895	21,363	17,692
Imputed interest related to the convertible senior notes due 2016 (c)	3,197	2,832	6,300	5,581
Proceeds received pursuant to the sale of JAK2 inhibitors by S*BIO (d)	—	(4,462)	—	(4,462)
Intangible asset amortization (e)	5,221	—	10,441	—
Net income (loss) - Non-GAAP	$(29,035)	$(43,570)	$(42,783)	$(87,058)

(ii) Cost of goods sold
Cost of goods sold - GAAP	$2,043	$—	$4,011	$—
Non-GAAP adjustments:
Employee stock-based compensation (b)	(236)	—	(310)	—
Cost of goods sold - Non-GAAP	$1,807	$—	$3,701	$—

(iii) Research and development expenses
Research and development expenses - GAAP	$102,761	$76,356	$194,063	$157,017
Non-GAAP adjustments:
Employee stock-based compensation(b)	(3,337)	(2,715)	(5,880)	(4,648)
Research and development expenses - Non-GAAP	$99,424	$73,641	$188,183	$152,369

(iv) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$87,512	$48,907	$160,057	$87,851
Non-GAAP adjustments:
Employee stock-based compensation (b)	(9,120)	(8,180)	(15,173)	(13,044)
Selling, general & administrative expenses - Non-GAAP	$78,392	$40,727	$144,884	$74,807

(v) Earnings per share
Net income (loss) - Non-GAAP	$(29,035)	$(43,570)	$(42,783)	$(87,058)
Add:
Interest and issuance costs related to dilutive convertible senior notes (f)	—	—	—	—
Net income (loss) - diluted - Non-GAAP	$(29,035)	$(43,570)	$(42,783)	$(87,058)

Computation of non-GAAP diluted shares
Basic shares - GAAP	72,951	64,209	72,113	63,953
Dilutive effect of options	—	—	—	—
Dilutive effect of convertible senior notes (f)	—	—	—	—
Diluted shares - Non-GAAP	72,951	64,209	72,113	63,953

Basic and diluted net income (loss) per share - Non-GAAP	$(0.40)	$(0.68)	$(0.59)	$(1.36)

Kyprolis® is the brand name for carfilzomib

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in approved markets. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
(vi) Operating expenses
Operating expenses - GAAP	$200,559	$178,477	$374,524	$301,260
Less: non-GAAP adjustments:
Contingent consideration expense (a)	3,022	53,214	5,952	56,392
Employee stock-based compensation (b)	12,693	10,895	21,363	17,692
Intangible asset amortization (e)	5,221	—	10,441	—
Operating expenses - Non-GAAP	$179,623	$114,368	$336,768	$227,176

These non-GAAP financial measures exclude the following items:

(a) Contingent consideration expense: The effects of contingent consideration expense are excluded due to the nature of this charge, which is related to the change in fair value of the liability for contingent consideration in connection with the acquisition of Proteolix; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.

(b) Employee stock-based compensation: The effects of employee stock-based compensation are excluded because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.

(c) Imputed interest related to the convertible senior notes due 2016: The effects of imputed interest related to the convertible senior notes due 2016 are excluded because this expense is non-cash; such exclusion facilitates comparisons of Onyx’s cash operating results to peer companies.

(d) Proceeds received pursuant to the sale of JAK2 inhibitors by S*BIO: The effects of the termination of the S*BIO collaboration agreement are excluded because they do not relate to the normal and recurring transactions of Onyx’s business; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.

(e) Intangible asset amortization: The effects of amortization of intangible assets are excluded because this expense is non-cash; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.

(f) Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the three and six months ended June 30, 2013 and 2012 because their effect would be anti-dilutive.

Kyprolis® is the brand name for carfilzomib

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in approved markets. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS, INC.

CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT

(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Nexavar revenue subject to profit sharing (as recorded by Bayer)	$229,708	$214,459	$428,233	$424,159
Combined cost of goods sold, distribution, selling, general and administrative expenses	75,456	82,632	141,596	158,949
Combined collaboration commercial profit	$154,252	$131,827	$286,637	$265,210

Onyx’s share of collaboration commercial profit	$77,126	$65,913	$143,318	$132,605
Reimbursement of Onyx’s shared marketing expenses	4,702	6,791	8,817	12,131
Revenue from collaboration agreement	$81,828	$72,704	$152,135	$144,736

Kyprolis® is the brand name for carfilzomib

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in approved markets. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,
	2013	December 31,
	(unaudited)	2012(1)
Assets
Cash, cash equivalents and current marketable securities	$750,456	$484,436
Accounts receivable, net	131,311	79,117
Other current assets	139,958	124,403
Total current assets	1,021,725	687,956
Marketable securities, non-current	5,451	8,323
Property and equipment, net	32,331	25,933
Finite-lived intangible assets, net	247,528	257,969
Intangible assets - in-process research and development	171,500	171,500
Goodwill	193,675	193,675
Other assets	7,032	6,215
Total assets	$1,679,242	$1,351,571

Liabilities and stockholders’ equity
Current liabilities	$122,351	$131,369
Convertible senior notes due 2016	180,700	174,404
Liability for contingent consideration, non-current	155,115	149,163
Deferred tax liability	51,940	51,940
Other long-term liabilities	25,537	24,576
Stockholders’ equity	1,143,599	820,119
Total liabilities and stockholders’ equity	$1,679,242	$1,351,571

(1) Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Kyprolis® is the brand name for carfilzomib

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in approved markets. Bayer and Onyx are jointly promoting Stivarga in the U.S.